EXHIBIT 99.1

The Marygold Companies to Participate

in Sidoti Micro-Cap Virtual Conference

- Presentation Scheduled for August 17 at 10:45 a.m. EDT -

San Clemente, Calif., August 9, 2022, – The Marygold Companies, Inc. (“Marygold” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today announced that Nicholas Gerber, Chief Executive Officer, and David Neibert, Chief Operations Officer, will present virtually at the Sidoti Micro-Cap Conference, August 17, 2022, at 10:45 a.m., EDT.

The Company also will host virtual one-on-one meetings with investors the same day and on August 18.

To register for the presentation or request one-on-one meetings, visit www.sidoti.com/events. Registration is free to investors and being a Sidoti client is not required for participation.

The presentation can be accessed live at https://sidoti.zoom.us/webinar/register/WN_ZSAjyz9CQR6_fCyDaXU26g, or from Marygold’s website at www.themarygoldcompanies.com. The presentation material will be posted and archived on the Company’s website.

About The Marygold Companies

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments and Tiger Financial & Asset Management; Gourmet Foods; Printstock Products; Brigadier Security Systems; and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

For more information about The Marygold Companies, contact:

Media and Investors

Roger S. Pondel

PondelWilkinson Inc.

310-279-5980

rpondel@pondel.com

Contact the Company

Nicholas Gerber, CEO

949-429-5370

ngerber@themarygoldcompanies.com